SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Shopoff Properties Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2012

Proxy Statement and
Notice of Annual Meeting of Stockholders
To Be Held June 12, 2012

Dear Stockholder:

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the principal offices of our company located at 2 Park Plaza Suite 700, Irvine, California, 92614 at 10:00 a.m. Pacific daylight time on Tuesday, June 12, 2012. The formal meeting notice and our proxy statement for the Annual Meeting are attached.

The proposal to be presented at the Annual Meeting is described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses the proposal in more detail.

Your board of directors has selected April 16, 2012 as the record date for determining stockholders entitled to vote at the meeting.

The proxy statement, proxy card and our 2011 annual report to stockholders are being mailed to you on or about April 30, 2012.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the Annual Meeting.

We look forward to seeing you on June 12, 2012.

By Order of the Board of Directors,

William A. Shopoff Chairman, President and Chief Executive Officer

i

SHOPOFF PROPERTIES TRUST, INC.
2 Park Plaza Suite 700
Irvine, California 92614
(877) 874-7348

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2012

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, or the Annual Meeting, of Shopoff Properties Trust, Inc., a Maryland corporation, will be held on Tuesday, June 12, 2012, at 10:00 a.m. at our principal offices located at 2 Park Plaza Suite 700, Irvine, California 92614 for the following purposes:

1.	To elect one Class V director, William Shopoff, to serve for a five year term and until his successor is duly elected and qualified;
2.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Our Board of Directors recommends that you vote for the election of the director. Stockholders of record at the close of business on April 16, 2012 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors,
Kevin M. Bridges Corporate Secretary

Irvine, California
April 30, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 12, 2012: This proxy statement, proxy card, and our Annual Report on Form 10-K are available on the Internet, free of charge, at http://www.shopoffpropertiestrust.com/reit_reporting.php. On this web site, you will be able to access this proxy statement, the proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

SHOPOFF PROPERTIES TRUST, INC.
2 Park Plaza Suite 700
Irvine, California 92614
(877) TSG-REIT

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2012

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Shopoff Properties Trust, Inc. for use at our 2012 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, June 12, 2012, at the principal offices of our company located at 2 Park Plaza Suite 700, Irvine, California 92614, or at any adjournment or postponement thereof.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

•	The election of one Class V director, William Shopoff, to serve for a five year term and until his successor is duly elected and qualified; and
•	Such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We sent you these proxy materials because our Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting by the proxyholders named on the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares. On or about April 30, 2012 we will begin mailing these proxy materials to all stockholders of record at the close of business on April 16, 2012.

Who is entitled to vote at the Annual Meeting?

Holders of record of our common stock at the close of business on April 16, 2012, are entitled to vote at the Annual Meeting. As of April 16, 2012, there were 2,137,850 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

How can I vote my shares?

Your vote is important.  Stockholders can vote in person at the Annual Meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or indicate that authority is withheld for the nominee for director. You may vote your shares of common stock by either of the following methods:

By Mail — If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid pre-addressed envelope provided. Proxy cards submitted by mail must be mailed by the date shown on the proxy card or the deadline imposed by your bank, broker or other agent in order for your shares to be voted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the Annual Meeting.

How many votes do I have?

You are entitled to one vote for each whole share of common stock you held as of the record date.

What may I vote on?

You may vote on the election of nominee to serve on the board of directors and on any other proposal properly brought before the annual meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner. A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on the Proposal. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the Annual Meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

What constitutes a quorum?

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting who will determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and broker non-votes are counted as present if there are matters upon which uninstructed brokers are entitled to vote.

How does the Board of Directors recommend that I vote on the proposal?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote “FOR” the nominee for director listed in this proxy statement. With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

What vote is required to approve the proposal?

If a quorum is present at the meeting and the nominee receives any votes, he will be elected. The majority of all the votes cast at the meeting by the stockholders is required to approve any other matter which properly comes before the meeting.

What is the effect of abstentions and broker non-votes?

Abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for the election of the director.

Who is incurring the expenses of this proxy solicitation?

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on June 12, 2012

This proxy statement, proxy card, and our Annual Report on Form 10-K are available on the Internet, free of charge, at http://www.shopoffpropertiestrust.com/reit_reporting.php. On this web site, you will be able to access this proxy statement, the proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

PROPOSAL: ELECTION OF DIRECTORS

Our charter provides for a classified Board of Directors consisting of five classes — Class I, Class II, Class III, Class IV, and Class V. Each director serves a five-year term. Our Board of Directors consists of nine members, five of whom are independent within our director independence standards, which are consistent with the director independence standards of the Nasdaq Stock Market, which we have adopted as our standard, and with our Articles of Amendment and Restatement.

At the Annual Meeting, one Class V director will be elected to hold office for a five year term and until his successor has been elected and qualified. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the one nominee named below. If our nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that the nominee named below will be unable or will decline to serve as a director. If the director receives any votes at a meeting at which a quorum is present, he will be elected.

Information Regarding the Nominee for Class V Director

A biographical summary and the age, as of the date of this proxy statement, of the individual nominated by our Board of Directors for election as a Class V director is provided below:

William A. Shopoff, age 54, has been our President, Chief Executive Officer, and Chairman of the Board since November 2006. Mr. Shopoff has more than 25 years of real estate and investment experience. His expertise includes the acquisition, development and sale of new and redeveloped residential and commercial properties throughout the United States, as well as partnership structure, debt placement, venture capital and investment underwriting. Mr. Shopoff served as the President of the Asset Recovery Fund from 1998 to 2006. Since August 1999 Mr. Shopoff has served as President of Eastbridge Partners, L.P., a position he holds today. Upon acquiring the assets of Eastbridge Partners, L.P., in April 2004, Mr. Shopoff created The Shopoff Group and has served as its President since that time. Mr. Shopoff earned his Bachelors of Science degree in biology and an MBA in finance/accounting from the University of Texas at Austin. Mr. Shopoff is a member of Commercial Investment Real Estate (CIRE) and is a Certified Commercial Investment Member (CCIM). Mr. Shopoff is also a member of the Urban Land Institute and the Building Industry Association. Mr. Shopoff is the brother of Jeffrey W. Shopoff, one of our directors. Mr. Shopoff brings critical and extensive experience in sponsoring real estate investment programs, particularly land-based programs, and in supervising all phases of their operations, including capital raising, property acquisition, financing, operation, asset management and disposition. His experience with complex financial and operational issues in the real estate industry, his ability to identify investment opportunities that represent strong potential for significant capital appreciation, as well as his strong leadership ability and business acumen, make him critical to the success of the company.

The Board of Directors unanimously recommends that you vote FOR the election of the Class V nominee listed above. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

Information Regarding our Incumbent Directors

Below is a description of our Class I, Class II, Class III, and Class IV incumbent directors:

Class I Directors

Melanie Harper Barnes, age 57, has been one of our Independent Directors since November 2006. Ms. Barnes practiced law in Austin, Texas for thirteen years in the areas of real estate development and finance, banking, and corporate reorganization. Ms. Barnes worked on property acquisitions and sales, negotiated and documented construction and financing of commercial properties, participated in assemblages, conducted title insurance and survey review, represented borrowers and lenders in arranging short term and long term real estate financing, documented and negotiated equipment and line of credit lending, represented clients in disputes involving real and personal property, and engaged in strategy sessions regarding complex real estate and other business plans. Ms. Barnes is currently retired and actively manages her own rural and residential properties. Ms. Barnes attended Texas Tech University, receiving a Bachelor of Science degree in 1977 with high honors. She graduated from the University of Texas School of Law in 1981. Texas is one of the key markets in which we market our shares for investment and in which we intend to acquire real estate and real estate-related investments. Ms. Barnes’ qualifications to serve on the Board of Directors include her deep roots in the Texas real estate industry and her experience in the areas of real estate development and finance, banking, and corporate reorganization, both on behalf of her past clients and in the management of her own sizeable real estate portfolio.

Kevin M. Bridges, age 45, has been our Chief Financial Officer and Corporate Secretary and has also been one of our Directors since November 2006. Mr. Bridges’ 17 years of experience in the residential development industry includes a wide range of projects, varying in sizes and complexity, for national public homebuilders and regional developers. Mr. Bridges joined our affiliate, The Shopoff Group, in May 2006. Prior to joining The Shopoff Group, Mr. Bridges managed the homebuilding line of business for Cameo Homes, a large private real estate development company from 2001 to 2006. Mr. Bridges earned a Bachelors of Business Administration degree with an emphasis in accounting from the University of Texas at Austin and is a Certified Public Accountant. Mr. Bridges is also a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the National Association of Real Estate Investment Trusts (NAREIT). As both a board member and an executive officer, Mr. Bridges provides essential insight and guidance to the Board of Directors from an inside perspective of the day-to-day operations of the company. His background in financial analysis and his substantial experience in residential real estate investment and operations make him a critical asset on our Board of Directors. Mr. Bridges’ positions have provided him with a wealth of knowledge in dealing with a broad range of financial and accounting matters.

Class II Directors

Patrick Meyer, age 60, has been one of our Independent Directors since November 2006. Mr. Meyer has over 30 years of planning and consulting experience. Mr. Meyer is the owner of Urban Environs, a planning consultant firm, which he formed in 1982. From 1998 through 2009, Mr. Meyer served as the chairman of the board of directors for the former 1st Centennial Bancorp (formerly, OTCBB: FCEN), now First California Bank). Mr. Meyer earned a Bachelors of Science degree in Urban Planning from California State Polytechnic University. He is a member of the American Planning Association and the American Institute for Certified Planners. Mr. Meyer’s 30 years of planning and consulting experience brings to the Board of Directors knowledge of the real estate industry that pertains to our particular business model of developing vacant land.

Glenn Patterson, age 58, has been one of our Independent Directors since November 2006. Mr. Patterson has a wide range of management experience. Specifically, since 2004, Mr. Patterson has served as the President of HAP International, Inc., a research and analysis firm that specializes in real estate and private placement business investments. Between the years of 1996 to 2004, he served as the President of Oregon Electric Group, an electrical and technology services contracting firm. Mr. Patterson currently sits on the board of Axion Power International, Inc. He received a Bachelors of Science degree in economics from Willamette University. Mr. Patterson’s past positions as President of complex enterprises give him substantial experience in managing budgets, analyzing financial statements, understanding accounting principals, and overseeing accountants and audits, and accordingly, qualify Mr. Patterson to serve as chair of our audit committee and as chair of our compensation committee. His experience with complex financial and operational issues, as well as his strong leadership ability and business acumen, are important to the proper function of the Board of Directors and the committees on which he serves.

Class III Directors

Stuart McManus, age 45, has been one of our Independent Directors since November 2006. Mr. McManus has a significant background in venture investing, business development, general management, and financial engineering within both entrepreneurial and Fortune 100 environments. Since 2002, Mr. McManus has been President of Capstar Partners, LLC, a company that leads and participates in the funding of early stage companies as well as more traditional investments. Mr. McManus is also presently the principal of Crystal Lake Capital, LLC, a company whose aim is to invest in companies that have real estate as a significant component of their assets. Mr. McManus received his B.A. from Northwestern University in 1989 and his MBA from J.L. Kellogg Graduate School of Management in 1995. Mr. McManus’ extensive experience in the areas of venture investing, business development, general management, and financial engineering provide the Board of Directors with an invaluable resource for assessing real estate acquisition opportunities and managing those real estate assets, as well as in planning corporate strategy. In addition Mr. McManus’ background allows him to provide an important perspective for the Board of Director’s discussions regarding our capital and liquidity needs.

Kerry Vandell, age 65, is one of our Independent Directors who joined the Board of Directors in September 2009. Mr. Vandell is the Deans Professor of Finance and Director of the Center for Real Estate at the Paul Merage School of Business, University of California-Irvine. Prior to his current position, he was the Tiefenthaler Chairholder and Professor of Real Estate at the University of Wisconsin-Madison and former Chairman/Director of University of Wisconsin-Madison’s Real Estate Department and Center. Mr. Vandell received his B.A. and M. Mech. E. degrees from Rice University, his M.C.P. from Harvard, and his Ph.D. from M.I.T. He has served as President of the American Real Estate and Urban Economics Association and Co-Editor of the Association’s journal Real Estate Economics, and currently is a member of the Board of Directors of the Asian Real Estate Society. He serves on the Editorial Board of six academic journals as well as in a number of other positions in academic and professional organizations, including the Urban Land Institute, the Counselors of Real Estate, the ICSC, and the Real Estate Roundtable. He has served on the boards of directors of the Park Bank; Hilldale, Inc. (regional shopping center); ChrisKen Realty Trust (private multifamily REIT); and the Trustees of Funds and Endowments of the Episcopal Diocese of Milwaukee, Wisconsin. Mr. Vandell brings to the Board of Directors a body of knowledge of the real estate industry gained through his extensive research in industry topics, such as the commercial mortgage market, and his development of models used by investors around the world to make real estate investment decisions.

Class IV Directors

Edward J. Fitzpatrick, age 65, has been our Executive Vice President and one of our Directors since November 2006. Mr. Fitzpatrick’s real estate experience spans 30 years and includes managing the development of industrial and office projects in Southern California for Kaiser Development Company, operating his own firm, Patrick Gray and Associates, specializing in property management and development of industrial, office and retail properties in San Diego County and Las Vegas, Nevada, and serving as Vice President of Development for Dartmouth Development Company in San Diego, where he oversaw the acquisition, improvement and construction of a variety of properties in San Diego and Riverside Counties. In 2000, Mr. Fitzpatrick joined The Shopoff Group’s predecessor, Eastbridge Partners, as Director of Development. Mr. Fitzpatrick currently serves as The Shopoff Group’s Executive Vice President, overseeing the complete land process from acquisition to entitlement and, in certain situations, improvements to the finished product. Mr. Fitzpatrick is a graduate of the University of Notre Dame and Notre Dame Law School. Mr. Fitzpatrick is also a member of the Urban Land Institute and the Building Industry Association. Mr. Fitzpatrick’s more than 30 years of experience in land and property acquisition, development and financing are invaluable to the Board of Directors. Mr. Fitzpatrick’s expertise in asset selection, entitlements and land planning are of particular significance to our business model. We believe that this experience enables Mr. Fitzpatrick to provide valuable insight to our Board as it considers possible property acquisitions and development opportunities.

Jeffrey W. Shopoff, age 68, has been one of our Directors since November 2006. Mr. Shopoff is an active member of the California Bar, and has been a practicing attorney for more than 40 years. Since 2002, Mr. Shopoff has been a partner at the law firm of Shopoff & Cavallo LLP in San Francisco. Mr. Shopoff was previously a partner at the California law firm of Jeffer, Mangels, Butler & Marmaro LLP from 1992 to 2002. Mr. Shopoff’s legal practice focuses on the areas of accounting and corporate/partnership disputes, class actions, contract, fraud, securities, intellectual property, banking, malpractice, franchise, and employment litigation. Since 2010 Mr. Shopoff has also worked with the law firm of Sher Leff LLP in representing public water suppliers nationwide in lawsuits involving pollution of drinking water supplies. Mr. Shopoff earned a Bachelors of Business Administration degree, with an emphasis in accounting, from the University of Michigan Business School, and a Juris Doctor degree from the University of Michigan Law School. Mr. Shopoff is the brother of William A. Shopoff, our Chairman, President, and Chief Executive Officer. Mr. Shopoff’s experience in the real estate industry and his background in managing his own law firm brings to the Board of Directors experience in management and corporate governance, sound judgment and analytical skills, and provides our Board of Directors with leadership and consensus-building skills on a variety of matters, including corporate governance.

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of our Board of Directors, and all of the members of our compensation, nominating and corporate governance, and audit committees are “independent” within the meaning of Rule 5605(a)(2) promulgated by the Nasdaq Stock Market, which we have adopted as our standard for purposes of determining independence. The Nasdaq Stock Market standards provide that, to qualify as an independent director, in addition to satisfying certain objective criteria, our Board of Directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). Our Board of Directors has determined that our incumbent directors, Stuart McManus, Kerry Vandell, Patrick Meyer, Glenn Patterson, and Melanie Barnes, each satisfy the independence criteria of the Nasdaq Stock Market and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our Board of Directors. Our Board of Directors has made this determination based on the fact that none of these directors has (a) ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies, or (b) received any compensation from us or any such other entities, except for compensation directly related to service as a director. Therefore, we believe that all of these directors are independent directors.

Article IV of our Articles of Amendment and Restatement also sets forth a definition of “independent director,” which our independent directors must satisfy. Our Articles of Amendment and Restatement can be found on our website at www.shopoffpropertiestrust.com (by including the foregoing Internet address link, we do not intend to incorporate by reference to this proxy statement material not specifically referenced herein).

Board Leadership Structure

William A. Shopoff serves as both our Chairman of the Board and Chief Executive Officer. We believe that combining the roles of chairman and chief executive officer is the appropriate leadership model for us as it promotes unified leadership and direction for the Company. As the President and Chief Executive Officer of our sponsor, The Shopoff Group, and one of our largest stockholders, we believe that Mr. Shopoff is highly qualified to lead both our Board of Directors and the management of our business. We also believe that unified leadership allows for clear accountability. We do not have a lead independent director.

Board Role in Risk Oversight

Our Board of Directors maintains overall responsibility for risk oversight with a focus on the more significant risks facing us. However, the Board of Directors considers actual day-to-day risk monitoring and mitigation to be a function appropriately delegated to our management, with the Board of Directors and its committees functioning in an oversight role. Major risks that both management and our Board of Directors believe our business faces are discussed throughout the year with the Board of Directors and the committees which have been delegated responsibility for addressing specific major risks in greater detail, such as risks ranging from operational, environmental, catastrophic, market, socioeconomic, to financial. The Board of Directors has delegated responsibility for the oversight of specific risks to the Audit Committee, which has direct responsibility for the assessment of risk and monitoring of controls relating to the financial statements and information technology systems related to financial reporting. The Board of Directors is responsible for risk management in all other areas.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Other committees may be established by our Board of Directors from time to time. The following is a description of each of the committees and their composition.

Audit Committee

We have a separately designated standing audit committee. The members of the audit committee are Glenn Patterson (Chairman), Kerry Vandell, and Stuart McManus, each of whom qualifies as “independent” under the independence standards of the Nasdaq Stock Market (whose rules we have adopted for this purpose), Rule 10A-3 under the Exchange Act and our Articles of Amendment and Restatement. Our Board of Directors has determined that Glenn Patterson is our “audit committee financial expert” within the meaning of the rules of the SEC.

Our audit committee operates pursuant to a written charter adopted by our Board of Directors. Among other things, the audit committee charter calls upon the audit committee to review and monitor:

•	the integrity of our financial statements, to ensure the balance, transparency and integrity of published financial information;
•	the outside auditor’s independence and qualifications;
•	the performance of our outside auditors;
•	our compliance with legal and regulatory requirements; and
•	the effectiveness of our internal controls and risk management system.

It is not the duty of the audit committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent certified public accountants and approving professional services provided by the independent public accountants.

The audit committee held four meetings during 2011.

Compensation Committee

We have a compensation committee comprised of a minimum of three independent directors under the standards of the Nasdaq Stock Market adopted by our Board of Directors. Our compensation committee members are Glenn Patterson (Chairman), Patrick Meyer, and Stuart McManus.

Our compensation committee operates pursuant to a written charter that was adopted by our Board of Directors. At present, our compensation committee serves only to determine awards under our 2007 Equity Incentive Plan. However, at a later date, the compensation committee may exercise all powers under its charter in connection with establishing and implementing compensation matters. Among other things, our charter calls upon the compensation committee to:

•	review and approve the overall salary and bonus programs of our salaried employees, if any, and any amendments to such programs;
•	review and approve the specific salaries and bonuses for all our executive officers and review their overall job performance;
•	review and approve fringe benefits and perquisites of salaried employees, if any, and executive officers and directors, and amendments to any related benefit plans or programs;
•	review and approve the proposed compensation and terms of employment of persons proposed to be hired as our executive officers;
•	make recommendations with respect to stock options (including price, terms and amounts) to be granted by our Board of Directors under our 2007 Equity Incentive Plan.

The compensation committee held one meeting during 2011.

Nominating and Corporate Governance Committee

We have a nominating and corporate governance committee consisting of Patrick Meyer (Chairman), Kerry Vandell, and Melanie Barnes. The nominating and corporate governance committee is composed entirely of independent directors as required by Nasdaq Stock Market rules. Our nominating and corporate governance committee establishes and implements our corporate governance practices and nominates individuals for election to our Board of Directors.

Our nominating and corporate governance committee operates pursuant to a written charter adopted by our Board of Directors. Among other things, the charter calls upon the nominating and corporate governance committee to:

•	identify individuals qualified to become board members;
•	recommend director nominees to our Board of Directors for election at the annual meeting of stockholders;
•	develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and
•	oversee and administer our Code of Business Conduct and Ethics.

When making recommendations for director nominees to our Board of Directors, our nominating and corporate governance committee considers such factors as background, skills, expertise, accessibility and availability to serve effectively on our Board of Directors. Our Board of Directors then approves a slate of directors to be nominated for election at annual meetings of shareholders. When selecting directors, our Board of Directors will review and consider many factors. It considers recommendations from many sources, including members of our Board of Directors and management. The nominating and corporate governance committee has full discretion in considering its nominations to our Board of Directors.

The nominating and corporate governance committee held two meetings during 2011.

Procedures for Recommending Director Candidates

Our nominating and corporate governance committee will consider nominees recommended by our stockholders provided that the recommendation contains sufficient information for the nominating and corporate governance committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the nominating and corporate governance committee receive.

A stockholder wishing to nominate a candidate for election to our Board of Directors at the next Annual Meeting of Stockholders is required to give written notice addressed to the Corporate Secretary, Shopoff Properties Trust, Inc., 2 Park Plaza Suite 700, Irvine, California 92614, of his or her intention to make such a nomination. The notice of nomination must be made in accordance with our bylaws, which require appropriate notice to us of the nomination not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In this regard, we must receive notice of the nomination not before January 1, 2013, but not after January 31, 2013. In the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered within the deadlines set forth in the preceding sentence, or by the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, as set forth in our bylaws. A nomination which does not comply with the bylaw requirements will not be considered.

Communications to Our Board

All communications to our Board of Directors, our board committees or any individual director, must be in writing and addressed to them c/o the Secretary, Shopoff Properties Trust, Inc., 2 Park Plaza Suite 700, Irvine, California 92614. Communications received in writing will be forwarded to the named recipient(s).

Additional Governance Matters

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and which applies to our principal executive officer, principal financial officer, our other executive officers, and all employees who perform these functions. A copy of the Code of Business Conduct and Ethics is available to any person without charge by submitting a request to our Chief Financial Officer at 2 Park Plaza Suite 700, Irvine, California 92614. If we amend our Code of Business Conduct and Ethics as applied to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the code of ethics to any such person, we will disclose such amendment or waiver on our website at www.shopoffpropertiestrust.com.

Among other matters, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Business Conduct and Ethics.

Waivers to the Code of Business Conduct and Ethics may be granted only by our nominating and corporate governance committee. In the event that the committee grants any waivers of the elements listed above to any of our directors, officers or employees, or if any amendment is made to any provision of the Code of Business Conduct and Ethics, we expect to announce the waiver or amendment within four business days on the “Corporate Governance” section of our website.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Business Conduct and Ethics and the charters of our audit committee, compensation committee and nominating and corporate governance committee are:

•	available on our corporate website at www.shopoffpropertiestrust.com (by including the foregoing Internet address link, we do not intend to incorporate by reference to this proxy statement material not specifically referenced herein); and
•	available in print to any stockholder who requests them from our Corporate Secretary.

COMPENSATION

Executive Officer Compensation

General

Our executive officers and the key employees of Shopoff Advisors are compensated by Shopoff Advisors and/or its affiliates and do not receive any compensation from us for their services, other than grants under our 2007 Equity Incentive Plan. See “Certain Relationships and Related Transactions” below for a discussion of fees paid to Shopoff Advisors, L.P. and our other affiliated companies.

2007 Equity Incentive Plan

Elements of compensation.  The 2007 Equity Incentive Plan is the sole element of compensation for our executive officers. It provides for grants of stock options, stock appreciation rights, or SARs, restricted stock and performance shares (sometimes referred to individually or collectively as “awards”) to our non-employee directors, officers, employees, and consultants. To date restricted stock and stock options have been granted.

Other Key 2007 Equity Incentive Plan Provisions.

•	The plan terminates 10 years from the date of its adoption by our Board of Directors. However, such termination will not affect awards granted under the plan prior to termination.
•	If a participant’s employment, consulting arrangement, or service as a non-employee director (as applicable) terminates for a reason other than death, disability or retirement, vesting of options and related SARs generally will stop as of the effective termination date with participants having three months in which to exercise vested options before they expire.
•	The plan provides for exercise price and quantity adjustments if we declare a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if we merge with another entity that does not either assume the outstanding awards or substitute equivalent awards.
•	During the period of restriction, the restricted stock awards are subject to our right of return, which lapses beginning on the first anniversary of the grant date and each anniversary thereafter in equal installments over a period of five years.
•	Any compensation deemed paid by us in connection with the exercise of both incentive stock options and nonqualified stock options granted with exercise prices equal to or greater than the fair market value of the shares on the grant date will not be subject to the Internal Revenue Code Section 162(m) $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, we believe all compensation deemed paid under the plan with respect to those dispositions or exercises will remain deductible by us without limitation under Internal Revenue Code Section 162(m).

Objectives of the 2007 Equity Incentive Plan.  The 2007 Equity Incentive Plan, which is administered by our compensation committee, is intended to attract, motivate and retain experienced executives and to encourage stock ownership by such individuals, thereby aligning their interests with those of our stockholders.

Timing of Awards.  Our compensation committee determined, at the commencement of our initial public offering, that restricted stock grants would be made to our executive officers at the time we reached our minimum offering amount. Accordingly, such initial grants were made at the time we reached our minimum offering amount in August 29, 2008. It was also determined, at the commencement of our initial public offering, that stock options would be awarded at each one year anniversary of the date we reach our minimum offering amount. Accordingly, on August 29, 2009 and August 29, 2010, awards of stock options were made to certain of our executive officers. No stock options have been awarded since August 29, 2010.

Number and Mix of Equity Awards.  The compensation committee does not utilize performance goals in determining the number of incentive awards to be granted. In determining the number and mix of incentive awards to be awarded, the compensation committee considers the number of incentive awards previously granted to an executive officer and that executive’s contribution to us, including an assessment of the executive’s responsibilities, as well as the executive’s anticipated contributions in the future. In considering the number and mix of equity awards to grant, the compensation committee took into consideration the number of shares sold in our initial public offering relative to the number of shares anticipated to be granted as awards to directors and officers as set forth in our initial prospectus when we commenced our initial public offering. It was determined that the number of awards granted in prior years, and in the future would need to be reduced from the amounts stated in our initial prospectus, so as to maintain a reasonable proportion between shares granted as compensation and shares sold in our initial public offering. Accordingly, no equity grants were made in 2011 by the compensation committee.

The following information is furnished for our principal executive officer and our most highly compensated executive officer (the “named executive officers”) for the year ended December 31, 2011. No other executive officer of the company received total compensation of $100,000 or more during the year ended December 31, 2011.

Summary Compensation Table

Name and Principal Position	Year	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
William A. Shopoff Chairman, President and Chief Executive Officer	2011	—	—	—
	2010	—	—	—

Kevin M. Bridges Chief Financial Officer and Corporate Secretary	2011	—	—	—
	2010	—	21,750	206,625

(1)	Pursuant to SEC regulations regarding the valuation of equity awards, amounts in this column represent the applicable full grant date fair values of stock awards or stock options in accordance with FASB ASC Topic 718, excluding the effect of forfeitures.

The following table summarizes information as of December 31, 2011, relating to our 2007 Equity Incentive Plan, pursuant to which grants of options, restricted stock, or other rights to acquire shares may be granted.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,655,000	$9.50	1,357,500
Equity compensation plans not approved by security holders	—	—	—
Total	1,655,000	$9.50	1,357,500

The following table provides information with respect to outstanding equity awards as of December 31, 2011, held by our named executive officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William A. Shopoff	—	—	—	—	—
Kevin M. Bridges	22,200	14,800	$9.50	8/29/2019	7,500	$71,250
Kevin M. Bridges	8,700	13,050	$9.50	8/29/2020	—	$—

(1)	37,000 option awards expire on August 29, 2019; 21,750 option awards expire on August 29, 2020.

Director Compensation

Cash Compensation

We paid an aggregate of $181,750 in fees to our non-officer directors in 2011, consisting of their annual retainer and payment for attendance at board and committee meetings. In addition to the annual retainer of $20,000 per non-officer director, the non-officer directors were entitled to the following fees for attendance at board and committee meetings:

•	$1,500 per board meeting in person or $750 if by telephone;
•	$1,000 annually for members of the audit committee, except the audit committee chairperson receives $7,500 annually;
•	$750 annually for the nominating and corporate governance committee and compensation committee members, except the nominating and corporate governance committee and compensation committee chairpersons receive $2,500 annually.

At the end of 2011, the Board of Directors reduced their overall cash compensation beginning in 2012. In addition to an annual retainer of $7,500 per non-officer director, the non-officer directors are entitled to the following fees for attendance at board and committee meetings:

•	$500 per board meeting (in person or by telephone);
•	$750 per audit committee meeting (in person or by telephone);
•	$250 per nominating and corporate governance and compensation committee meeting (in person or by telephone);
•	$3,000 annually for members of the audit committee, except the audit committee chairperson receives $6,000 annually;
•	$500 annually for the nominating and corporate governance committee and compensation committee members, except that the nominating and corporate governance committee and compensation committee chairpersons receive $1,000 annually.

Equity-Based Compensation

Our non-officer directors received a restricted stock award of 5,000 shares each under our 2007 Equity Incentive Plan, effective August 29, 2008. Each restricted stock award has a vesting schedule of four years and vests in equal percentages each year. During the period of restriction, the restricted stock awards are subject to our right of return, which lapses beginning on the first anniversary of the grant date and each anniversary thereafter in equal installments over a period of four years. A description of the 2007 Equity Incentive Plan is set forth above. No stock option awards have been issued since August 29, 2010, in order to maintain a reasonable proportion between shares granted as compensation and shares sold in our initial public offering.

The following table sets forth information regarding the various components of compensation to our non-officer directors during the fiscal year ended December 31, 2011:

DIRECTOR COMPENSATION

(a) Name	Fees Earned or Paid in Cash (b) ($)	Stock Awards (c) ($)(1)	Option Awards (d) ($)(1)	Non-Equity Incentive Plan Compensation (e) ($)	All Other Compensation (g) ($)	Total (h) ($)
Melanie Barnes	$26,750	$—	$—	—	—	26,750
Stuart McManus	$31,500	$—	$—	—	—	31,500
Patrick Meyer(2)	$28,500	$—	$—	—	—	28,500
Glenn Patterson(3)	$39,000	$—	$—	—	—	39,000
Jeffrey W. Shopoff	$24,500	$—	$—	—	—	24,500
Kerry Vandell	$31,500	$—	$—	—	—	31,500

(1)	Pursuant to new SEC regulations regarding the valuation of equity awards, amounts in this column represent the applicable full grant date fair values of stock awards or stock options in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly.
(2)	Patrick Meyer is the chairman of our nominating and governance committee.
(3)	Glenn Patterson is the chairman of our compensation committee and is the chairman of our audit committee.

Director Attendance

During 2011, our Board of Directors held six meetings. Each director attended more than 75% of the aggregate number of the meetings of our Board of Directors and the meetings of each committee of which that director is a member.

Stockholder Meeting Attendance

As a general matter, all of our directors are encouraged to attend our annual meetings of stockholders. All nine of our directors attended our annual meeting of stockholders in 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 16, 2012, based on 2,137,850 shares outstanding on that date, by (i) each person or entity known by us to own beneficially more than 5% of the outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days of April 16, 2012. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities in which he or she has no economic or pecuniary interest.

	Common Stock Beneficially Owned
Name(1)	Number of Shares	Percent of Class(2)
Gerald S. Lindenmuth, greater than 5% shareholder	162,400	7.60%
Edward Fitzpatrick, Executive Vice President and Director(3)	76,000	3.55%
Kevin M. Bridges, Chief Financial Officer, Corporate Secretary, Director(4)	42,150	1.94%
Glenn Patterson, Director(5)	28,075	1.31%
Jeffrey W. Shopoff, Director(6)	23,500	1.10%
William A. Shopoff, President, Chief Executive Officer, and Chairman of the Board, Nominee(7)	21,100	*
Patrick Meyer, Director(8)	9,375	*
Stuart McManus, Director(9)	8,750	*
Melanie Barnes, Director(10)	8,750	*
Kerry Vandell, Director(11)	6,500	*
All Executive Officers and Directors as a Group (10 persons)	260,200	11.79%

*	Less than 1%.
(1)	The address of each person listed is c/o Shopoff Properties Trust, Inc., 2 Park Plaza Suite 700 Irvine, California 92614.
(2)	The percentage for each of these persons or group is based upon the total number of shares of our common stock outstanding as of April 16, 2012, plus the shares which the respective individual or group has the right to acquire within 60 days after April 16, 2012, by the exercise of stock options. In computing the percentage of shares beneficially owned by each person or group of persons, any shares which the person (or group) has a right to acquire within sixty (60) days after April 16, 2012 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by that person (or group), but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.
(3)	Includes 1,000 shares which Mr. Fitzpatrick may acquire within 60 days after April 16, 2012, by the exercise of stock options.
(4)	Includes 30,900 shares which Mr. Bridges may acquire within 60 days after April 16, 2012, by the exercise of stock options.
(5)	Includes 4,375 shares which Mr. Patterson may acquire within 60 days after April 16, 2012, by the exercise of stock options.
(6)	Includes 3,750 shares which Mr. J. Shopoff may acquire within 60 days after April 16, 2012, by the exercise of stock options.
(7)	Consists of shares owned by our sponsor, The Shopoff Group, L.P., of which The Shopoff Revocable Trust dated August 12, 2004 is the sole limited partner. William and Cindy Shopoff are the sole trustees of The Shopoff Revocable Trust dated August 12, 2004. William A. Shopoff, President and Chief Executive Officer of our sponsor, may be deemed to be the beneficial owner of these shares of common stock.

(8)	Includes 4,375 shares which Mr. Meyer may acquire within 60 days after April 16, 2012, by the exercise of stock options.
(9)	Includes 3,750 shares which Mr. McManus may acquire within 60 days after April 16, 2012, by the exercise of stock options.
(10)	Includes 3,750 shares which Ms. Barnes may acquire within 60 days after April 16, 2012, by the exercise of stock options.
(11)	Includes 1,500 shares which Mr. Vandell may acquire within 60 days after April 16, 2012, by the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below is a discussion of certain relationships and related transactions with our affiliates, including the fees and reimbursements to which they are each entitled.

Transactions with Our Advisor, Shopoff Advisors, L.P.

We pay fees to Shopoff Advisors, L.P., or Shopoff Advisors, for services provided to us pursuant to an advisory agreement, dated August 29, 2007, as amended, among us, our operating partnership, and Shopoff Advisors. All of the membership interests in Shopoff Advisors are owned by The Shopoff Corporation, as general partner, and Shopoff Investors, L.P. and Shopoff Investors, II, L.P. as limited partners. The general partner of Shopoff Investors, L.P. and Shopoff Investors, II, L.P. is The Shopoff Corporation, which is owned by William A. Shopoff (our Chairman of the Board, President and Chief Executive Officer). William A. Shopoff also owns a portion of Shopoff Investors, L.P. and Shopoff Investors, II, L.P. through affiliated entities.

The fees that we will pay to Shopoff Advisors are summarized below:

Acquisition and Advisory Fees:  3% of, with respect to any real estate asset or real estate-related investment acquired by the Company directly or indirectly, the contract purchase price of the underlying property.

Debt Financing Fee:  1% of amount available under any loan or line of credit made available to us.

Asset Management Fees:  a monthly payment in an amount equal to one-twelfth of 2% of (i) the aggregate asset value for operating assets and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by us, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value as determined from time to time for real estate assets held for greater than one year by us, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by us, directly or indirectly, as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment.

Disposition Fees:  equal to, (i) in the case of the sale of any real estate asset, other than real estate-related investments, the lesser of: (a) one-half of the competitive real estate commission paid up to 3% of the contract price or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract purchase price of each real estate asset sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price of such real estate-related investments. A disposition fee payable under this section may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each real estate asset, upon disposition thereof, shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract price of each real estate asset or (ii) the competitive real estate commission for each real estate asset. We will pay the disposition fees for a property at the time the property is sold.

Additional Fees:  The advisory agreement includes certain other fees that will be payable to Shopoff Advisors upon the occurrence of certain potential events such as listing on a national securities exchange or termination of the advisory agreement.

In 2011, we paid Shopoff Advisors $98,000 in acquisition fees, $189,000 in disposition fees, and $370,696 in asset management fees. We believe that the compensation paid to Shopoff Advisors and its affiliates under the advisory agreement is on terms no less favorable to us than those customary for similar services performed by independent firms in the relevant geographic areas.

Transactions with Our Sponsor, The Shopoff Group, L. P.

The Shopoff Advisors and affiliated entities incurred organizational and offering costs on our behalf. Pursuant to a written agreement, such entities accepted responsibility for such costs and expenses until our Registration Statement was declared effective by the SEC and the minimum offering amount was raised. We were permitted to reimburse Shopoff Advisors and affiliated entities up to 15% of the gross offering proceeds during the offering period; however, Shopoff Advisors and affiliated entities repaid us following the termination of the offering for any organizational and offering costs and expenses reimbursed to it by us that exceeded 12.34% of the gross offering proceeds.

Transactions with Our Sole Broker-Dealer, Shopoff Securities, Inc.

Shopoff Securities, Inc., or Shopoff Securities, was the sole broker-dealer in our initial public offering which concluded on August 29, 2010. All of the shares of Shopoff Securities are owned by The Shopoff Revocable Trust dated August 12, 2004, a trust owned by William A. Shopoff.

Shopoff Securities currently serves as a liaison between our investors, our Advisor and us. We do not compensate Shopoff Securities for these services. All remuneration to Shopoff Securities is borne by our Sponsor.

Transactions with Other Affiliates

Transaction with TSG Little Valley L.P.

On September 30, 2008, on behalf of us, Shopoff Advisors (“Buyer”) entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Tuscany Valley Purchase Agreement”), and on October 7, 2008, paid a $1 million deposit, to purchase certain parcels of land located in the City of Lake Elsinore in Riverside County, California, from TSG Little Valley, L.P., or TSG Little Valley (“Seller”), for a contract purchase price of $4,890,000. The general partner of TSG Little Valley was formerly TSG GP, LLC, an affiliate of William Shopoff. TSG GP, LLC withdrew as general partner of TSG Little Valley on July 1, 2008 and sold its 1% general partner interest in TSG Little Valley to Portfolio Partners, Inc. (concurrently with this withdrawal, William Shopoff and Cindy Shopoff also withdrew as limited partners of TSG Little Valley). Portfolio Partners, Inc.’s President, Stevan J. Gromet, is a shareholder of ours with ownership of 11,000 shares as of March 31, 2012, representing approximately 0.53% of our total shares outstanding. Through June 30, 2011, TSG Little Valley was a shareholder of the Company with ownership of 14,900 shares, which represented approximately 0.74% of the Company’s total shares outstanding

On September 3, 2009, the Tuscany Valley Purchase Agreement was amended as follows: (a) Buyer agreed to purchase additional property from Seller consisting of 356 entitled but unimproved, residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California, (b) the purchase price was increased to $9,600,000 from $4,890,000, (c) the nonrefundable deposit requirement was increased to $2,000,000 from $1,000,000, and (d) the escrow closing date was amended to on or before November 30, 2009. In addition, Shopoff Advisors assigned all of its rights, title and interest in the Tuscany Valley Purchase Agreement to us. These properties were referred to by us as the Tuscany Valley properties. The transaction closed on November 5, 2009.

Of the total purchase price, $2,900,000 was paid by Buyer’s execution and delivery of (a) an all-inclusive purchase money note secured by deed of trust (“Promissory Note”) in favor of Seller, in the principal amount of $2,900,000, and (b) an all-inclusive deed of trust executed by Buyer in favor of Seller, as beneficiary therein, securing the Promissory Note. The Promissory Note bore interest at a rate of twelve percent per annum, and was payable in full on November 6, 2010. No payments were due during the term of the Promissory Note. The Promissory Note included the unpaid balance of another promissory note made on April 3, 2006, in the original principal amount of $2,000,000, payable by Seller to 1st Centennial Bank (the “Included Note”). The Included Note was secured by a deed of trust encumbering a portion of the Lake Elsinore Property. The outstanding principal balance on the Included Note as of November 3, 2009 was approximately $1,750,000. The current payee under the Included Note was Multibank 2009-1 CRE Venture, LLC (“Lender”).

Even though the Promissory Note was all-inclusive, if Seller failed to pay any installments when due upon the Included Note, Buyer had retained the right to make such payments directly to payee of the Included Note, and the amount so paid would be credited against the next following installment or installments due under the Promissory Note. If Buyer failed to make any payment when required under the Promissory Note, Seller had the option to immediately declare all sums due and owing under the Promissory Note.

On March 5, 2010, Seller and Buyer executed a First Amendment to Secured Promissory Note which extended the current maturity date of the Promissory Note to November, 6, 2011 provided Buyer had made a principal reduction of at least $500,000 on or before the current maturity date of November 6, 2010. Additionally, Buyer agreed to a two percent increase in the original interest rate beginning on the original maturity date of November 6, 2010.

On May 12, 2011, the Company paid all outstanding principal and interest due on the Tuscany Valley properties note payable to TSG Little Valley, (to and including the Included Note), and in return for payment, a full release and reconveyance was executed by TSG Little Valley, and documentation was received from the Lender confirming payoff of the Included Note.

On May 13, 2011, the Company, as seller, sold to Richland Communities Inc, a Florida corporation, as buyer, the Tuscany West portion of the larger Tuscany Valley properties (164 of 519 entitled but unimproved residential lots and 2 commercial lots), commonly referred to as tract 25473 located in the City of Lake Elsinore, California. The sale was made pursuant to a purchase and sale agreement and joint escrow instructions, dated March 23, 2011, as amended. The sales price was $1,800,000 in cash and the Company recognized a loss on the sale of this asset of approximately $21,500.

Shopoff Advisors and our other affiliates have received compensation since the consummation of this transaction. In 2009, Shopoff Advisors and our other affiliates received an acquisition fee equal to 3% of the purchase price, or $288,000. In 2011, Shopoff Advisors and our other affiliates received a disposition fee equal to 3% of the sales price, or $54,000 upon the sale of the Tuscany West portion of the large Tuscany Valley properties. We also incur monthly asset management fees equal to  1/12 of 2% of the total purchase price plus capitalized project expenses for real estate assets held for less than or equal to one year by us and  1/12 of 2% of the appraised value as determined from time to time for real estate assets held for greater than one year by us, which are paid to Shopoff Advisors and our other affiliates. We incurred approximately $172,530 and $202,241 in asset management fees respectively in 2011 and 2010.

Transaction Related to Springbrook Investments, L.P.

On January 9, 2009, SPT Real Estate Finance, LLC, or SPT Real Estate Finance, an affiliate of ours formed for the purpose of facilitating our lending transactions, made two separate loans to Aware Development Company, Inc., or Aware, in the aggregate amount of $2,300,000. The loans were made from the proceeds of the offering and pursuant to two notes, or the Notes, which were secured by two separate collateral pledge agreements encumbering real property located in Riverside County, California (the “Springbrook Properties”). Interest was payable on the Notes to SPT Real Estate Finance at a rate of 28% per annum and the principal amount of the Notes plus accrued interest were due and payable six months from the date of funding, or July 9, 2009.

This was a related party transaction in that, immediately prior to the closing on the above loan transactions, Aware had entered into two separate Note Purchase Agreements with Vineyard Bank, or the Note Purchase Agreements. Pursuant to the Note Purchase Agreements, Aware had agreed to purchase from Vineyard Bank two loans made by Vineyard Bank to Springbrook Investments, L.P., or Springbrook, whose general partner is a California corporation of which the stock is 100% owned by the Shopoff Revocable Trust dated August 12, 2004.

In lieu of payment of the Vineyard Loans, Aware assigned the Vineyard Loans to SPT Real Estate Finance, LLC on August 29, 2009.

On September 4, 2009, SPT Real Estate Finance, LLC took title to the Springbrook Properties and on September 24, 2009, SPT Real Estate Finance, LLC deeded the Springbrook Properties to our affiliate, SPT Lake Elsinore Holding Co., LLC.

This transaction was approved by a majority of our Board of Directors (without the participation of William Shopoff), including a majority of our independent directors.

Shopoff Advisors and our other affiliates have received compensation since the consummation of this loan transaction. In 2009, Shopoff Advisors and our other affiliates received an acquisition fee equal to 3% of the loan amount, or $69,000. We also incur monthly asset management fees equal to  1/12 of 2% of the total purchase price plus capitalized project expenses for real estate assets held for less than or equal to one year by us and  1/12 of 2% of the appraised value as determined from time to time for real estate assets held for greater than one year by us, which are paid to Shopoff Advisors and our other affiliates (prior to the assignment to SPT Real Estate Finance, LLC by Aware, asset management fees were paid based on the loan amount outstanding). We incurred approximately $50,917 and $56,809 in asset management fees respectively in 2011 and 2010.

Transaction Related to Vantage Point

On November 18, 2011, an affiliate of ours, SPT-Vantage Point, LLC, a Delaware limited liability company (“SPTVP”), closed on the purchase of real property consisting of a 47.9 acre parcel of land zoned commercial/retail and multi-family residential, which currently permits 306 residential units and 25 acres of retail land commonly known as “Vantage Point” located in the Town of Parker, Douglas County, Colorado.

The purchase was made pursuant to an Agreement to Purchase and Sell Interest In Contract to Buy and Sell Real Estate (the “Vantage Point Agreement”), dated September 7, 2011, by and between SPTVP and Steven F. Dallman (“Dallman”). Under the Vantage Point Agreement, Dallman agreed to sell to SPTVP all of his rights and obligations under an existing real estate contract (the “Original Agreement”), and an escrow agreement between Dallman and Lundieck Investments, Ltd. This Vantage Point Agreement allowed SPTVP to purchase the Vantage Point property. The purchase price for the Vantage Point property was $4,900,000, comprised of $1,650,000 paid to Dallman and $3,250,000 paid to Lundieck Investments, Ltd. On October 21, 2011, SPTVP and Dallman executed a first amendment to the Vantage Point Agreement to extend the due diligence time frame for SPTVP. On October 28, 2011, SPTVP and Dallman executed a second amendment to the Vantage Point Agreement to provide for SPTVP’s payment of the purchase price through a $1,100,100 Second Lien Promissory Note (defined below) and a second lien Deed of Trust. As part of the Original Agreement, Lundieck Investments, Ltd. accepted as part of SPTVP’s payment of the purchase price, a $2,600,000 First Lien Promissory Note and Deed of Trust (defined below).

As part of the overall purchase price, Dallman agreed to accept 61,100 shares of the Company’s common stock at $9 per share (total of $549,900), as part of the overall consideration required to close this proposed acquisition.

Shopoff Partners, L.P., an affiliate of the Company, is a member and the manager of SPT-Vantage Point, LLC. Shopoff Partners, L.P.’s ownership percentage of SPT-Vantage Point, LLC is dependent on the level of capital contributed to SPT-Vantage Point, LLC and is anticipated to change as the Company contemplates the use of additional joint venture partners to fund a majority of the cash required for this project. Currently one such joint venture partner is an entity that is affiliated with the Company, our Advisor, and Sponsor.

In connection with the Vantage Point Agreement, SPTVP executed two first lien promissory notes (the “First Lien Promissory Notes”) in favor of Lundieck Investments, Ltd. which in aggregate totaled $2,600,000. One First Lien Promissory Note (the “Tracts A and B Promissory Note”), is in the amount of $1,405,560. The second First Lien Promissory Note (the “Tracts C and D Promissory Note”) is in the amount of $1,194,440. Interest on both First Lien Promissory Notes accrues on the principal outstanding from the date of the First Lien Promissory Note at a rate of five and one-half percent (5.50%) per annum with interest paid semi-annually on the semi-annual and annual anniversary dates of the First Lien Promissory Notes. SPTVP agreed to pay a principal pay down of $135,150 on the first through fifth anniversary dates of the First Lien Promissory Note for the Tract A and B Promissory Note. SPTVP agreed to pay a principal pay down of $114,850 on the first through fifth anniversary dates of the Note for the Tract C and D First Lien Promissory Note. On the maturity date of the two First Lien Promissory Notes, November 14, 2017, the entire outstanding principal balance and all unpaid interest on the two First Lien Promissory Notes will be due and payable in full. The two First Lien Promissory Notes are secured by two first lien Deeds of Trust which encumber separate portions of the Vantage Point property. SPTVP may prepay in whole or in part the principal amount outstanding under the two First Lien Promissory Notes, together with accrued and unpaid interest thereon computed to the date of prepayment and any sums owing to Lundieck Investments, Ltd., without penalty or premium.

If SPTVP fails to pay any installment of principal or interest when due, SPTVP will be considered in default and the First Lien Promissory Notes will thereafter bear interest at the rate of twelve percent (12%) per annum.

In connection with the Vantage Point Agreement, SPTVP also executed a $1,100,100 second lien promissory note (the “Second Lien Promissory Note”) in favor of Dallman. Interest on the Second Lien Promissory Note will accrue on the principal outstanding from the date of the Second Lien Promissory Note at a rate of six percent (6.00%) per annum for the first ninety days of the note term and at nine percent (9.00%) thereafter. On the maturity date of the Second Lien Promissory Note, 180 days from the close of escrow, the entire outstanding principal balance and all unpaid interest on the Second Lien Promissory Note will be due and payable in full. The Second Lien Promissory Note is secured by a second lien Deed of Trust which encumbers the entire Vantage Point property. SPTVP may prepay in whole or in part the principal amount outstanding under the Second Lien Promissory Note, together with accrued and unpaid interest thereon computed to the date of prepayment and any sums owing to Dallman, without penalty or premium.

If SPTVP fails to pay any installment of principal or interest when due, SPTVP will be considered in default and the principal and all accrued interest will thereafter bear interest at the rate of eighteen percent (18%) per annum until paid in full.

This transaction was approved by a majority of our Board of Directors, including a majority of our independent directors.

Our Sponsor, an affiliated entity of our Advisor, has received compensation since the consummation of this transaction. In 2011, our Sponsor received an acquisition fee equal to 2%, or $98,000 of which $49,000 had been paid by December 31, 2011. As of the year ended December 31, 2011, our Sponsor had also been paid $50,000 in asset management fees.

Other Transactions

On November 12, 2009, we retained the law firm of Shopoff & Cavallo, LLP to represent our affiliate, SPT SWRC, LLC, in connection with the arbitration of a dispute related to one of the assets we acquired and then subsequently sold through this affiliate. Jeffrey Shopoff, one of our directors and the brother of William A. Shopoff, our Chairman, President and Chief Executive Officer, is a named partner in Shopoff & Cavallo LLP. The dispute is related to obligations retained by both Pulte Home, when it sold the Winchester Ranch project to SPT SWRC, LLC, on December 31, 2008, and by SPT SWRC, LLC when it resold the Winchester Ranch project to a company called Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure. A settlement was reached that did not require any substantive action by SPT SWRC, LLC at this time; however, the issue of attorney fees was deferred. On December 22, 2011, SPT SWRC, LLC settled this dispute over attorneys fees and costs by agreeing to pay $70,000 to the claimants. Payment of $70,000 pursuant to the settlement was made by SPT SWRC, LLC on February 17, 2012. The arbitration matter was thereafter concluded. For any amounts of attorneys’ fees incurred or paid by SPT SWRC, LLC, SPT SWRC, LLC may seek indemnity from Khalda. This related transaction was approved by members of our nominating and corporate governance committee in accordance with the procedures discussed below.

We incurred $24,168 and $53,101 respectively for 2011 and 2010 in expenses that were owed to Shopoff & Cavallo, LLP.

Policies and Procedures for Review and Approval of Related Party Transactions

Policy Statement.  Our Board of Directors understands that related party transactions (as defined below) may raise concerns among our investors that those transactions are not made in the best interests of our shareholders. It is our policy to enter into or ratify related party transactions only when our Board of Directors, acting through the nominating and corporate governance committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, our best interest and the best interest of our shareholders. Therefore, we have adopted the written policies and procedures set forth below for the review, approval or ratification of related party transactions.

Our policy has been approved by our Board of Directors and our nominating and corporate governance committee. The nominating and corporate governance committee shall review this policy annually and shall make changes to our policy from time to time. Any changes shall be reported to our Board of Directors at the next meeting following the approval of such changes.

Related Party Transactions Defined.  For the purposes of this policy, a “related party transaction” is any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	we are a participant; and
•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

Related Party Defined.  For purposes of this Policy, a “related party” is any:

•	person who is or was, since the beginning of the last fiscal year, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director;
•	greater than 5 percent beneficial owner of any class of our voting securities;
•	immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5 percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5 percent beneficial owner; or
•	firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5 percent or greater beneficial ownership interest.

Procedures.  The nominating and corporate governance committee shall review the material facts of all related party transactions that require the nominating and corporate governance committee’s approval and either approve or disapprove of the entry into the related party transaction, subject to the exceptions described below. If advance nominating and corporate governance committee approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the nominating and corporate governance committee determines it to be appropriate, ratified at the nominating and corporate governance committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the nominating and corporate governance committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to the nominating and corporate governance committee.

Ongoing Related Party transactions.  If a related party transaction will be ongoing, the nominating and corporate governance committee, at its first meeting of each fiscal year, shall review any previously approved or ratified related party transactions that remain ongoing and have a remaining term of more than six months to determine whether they are in compliance with the committee’s guidelines and whether it is in our or our shareholders best interest to continue, modify, or terminate the related party transaction.

Disclosure.  All related party transactions that are required to be disclosed in our filings with the SEC, as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

Family Relationships

William A. Shopoff, our Chairman, President, and Chief Executive Officer, and Jeffrey W. Shopoff, one of our directors, are brothers.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of Shopoff Properties Trust, Inc., or the Company, with respect to the Company’s audited financial statements for 2011, which include the consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2011 and the notes thereto.

Composition.  The Audit Committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. All members of the Audit Committee are “independent,” as defined in Rule 10A-3 under the Exchange Act, the rules of the Nasdaq Stock Market and our Articles of Amendment and Restatement.

Responsibilities.  The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the independent accountants and auditors. Management has primary responsibility for the internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of the internal audit department.

Review with Management and Independent Accountants.  The Audit Committee has reviewed the consolidated audited financial statements and met separately, and held discussions with, management and Squar, Milner, Peterson, Miranda & Williamson, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2011. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committee” and No. 90, “Audit Committee Communications.”

The independent accountants provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP, the firm’s independence.

Conclusion.  Based upon the Audit Committee’s discussions with management and the independent accountants, the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS,
Stuart McManus Glenn Patterson Kerry Vandell

INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed Squar, Milner, Peterson, Miranda & Williamson, LLP, as our independent registered public accounting firm for the year ending December 31, 2012. The audit committee appoints our independent auditors. Squar, Milner, Peterson, Miranda & Williamson, LLP, who performed our audit services for the year ended 2011, including an examination of the consolidated financial statements and services related to filings with the SEC, has served as our independent registered public accountants since our inception in November 2006. The audit committee has determined that Squar, Milner, Peterson, Miranda & Williamson, LLP has provided audit services at customary rates and terms.

A representative of Squar, Milner, Peterson, Miranda & Williamson, LLP is expected to be present in person at the Annual Meeting to make a statement if he or she desires, and to respond to appropriate questions.

The following table presents fees for professional services rendered by Squar, Milner, Peterson, Miranda & Williamson, LLP, the independent registered public accounting firm that has audited our financial statements for the years ended December 31, 2011 and 2010.

Description	2011	2010
Audit Fees(1)	$99,360	$101,190
Audit-Related Fees(2)	$4,212	$16,584
Tax Fees(3)	$15,896	$14,530
All Other Fees	$—	$—
Total	$119,468	$132,304

(1)	Audit fees billed for our 2011 annual consolidated financial statements, a review of our quarterly condensed consolidated financial statements, and statutory and regulatory audits.
(2)	Audit-related fees consist of consents and other services related to filings with the SEC and financial accounting and reporting consultations.
(3)	Tax services consist of tax compliance and tax planning and advice.

Pre-approval policies and procedures

The audit committee’s pre-approval policy provides for pre-approval of all audit, audit-related and tax services. Accordingly, all audit services provided by Squar, Milner, Peterson, Miranda & Williamson, LLP were pre-approved by our committee. The audit committee has granted general pre-approval for certain audit, audit related and tax services. If the cost of any such services exceeds the range of anticipated cost levels, the services will require specific pre-approval by the audit committee. If any particular service falls outside the general pre-approval, it must also be specifically approved by the audit committee. If specific pre-approval of a service is required, both the independent auditor and our chief financial officer must submit a request to the audit committee including the reasons why the proposed service is consistent with the SEC’s regulations on auditor independence. In addition, with respect to each pre-approved service, the independent auditor is required to provide detailed back-up documentation which will be provided to the audit committee, regarding the specific services to be provided. The pre-approval policy also authorizes the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the annual meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K to stockholders of our company for the 2011 fiscal year is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Proposals of stockholders for consideration at the 2013 Annual Meeting of Stockholders may be made by any stockholder who (i) was a stockholder of record both at the time of giving of notice of the proposal to us and at the time of the annual meeting in question, (ii) is entitled to vote at such annual meeting, and (iii) has complied with the notice procedures set forth in our bylaws. Notice of the proposal must be received by us no later than the close of business on January 1, 2013, and must comply with the applicable rules of the SEC in order to be included in our proxy statement and proxy relating to the 2013 Annual Meeting of Stockholders, pursuant to Rule 14a-8 of the Exchange Act. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on March 16, 2013 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) do not receive notice of the proposal prior the close of business on March 16, 2013. In the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered within the deadlines set forth in the preceding sentence, or by the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made.

April 30, 2012	By Order of the Board of Directors
Kevin M. Bridges Corporate Secretary

SHOPOFF PROPERTIES TRUST, INC.
REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2012

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby nominate, constitute and appoint William A. Shopoff and Kevin M. Bridges, and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 2012 Annual Meeting of Stockholders of SHOPOFF PROPERTIES TRUST, INC. which will be held at 2 Park Plaza, Suite 700, Irvine, California 92614, on Tuesday, June 12, 2012, at 10:00 a.m., and at any and all postponements or adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

▼ Please Detach Here, Then Mail ▼

SHOPOFF PROPERTIES TRUST, INC.

1. **ELECTION OF DIRECTORS.**

Nominee: William Shopoff

☐ FOR the nominee listed above (except as indicated to the contrary below).

☐ WITHHOLD AUTHORITY to vote for the nominee listed above.

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for the nominee, strike the nominee's name from the list above.

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2. **OTHER BUSINESS.** In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. **If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion.** The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

▼ Fold Here ▼

PLEASE SIGN AND DATE BELOW

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

______________________	______________________	______________________
Dated:	Signature	Signature

Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINATED BY THE BOARD OF DIRECTORS.

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